Exhibit 10.15

Amendment to the Employment Agreement, dated April 6, 2015, between Tribune Media Company and Lawrence Wert

AMENDMENT (the “Amendment”) dated as of April 6, 2015, to the Employment Agreement (the “Agreement”), dated as of February 12, 2013, between Tribune Media Company (the “Company”), and Lawrence Wert (“Executive”).
WHEREAS, the Company and Executive desire to amend certain matters in the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as set forth below:
1.The following shall be inserted as Section 4(e) (and each successive subsection and references to any such subsection shall be renumbered accordingly):

If a Change in Control shall occur following the date hereof and, within the one year period immediately following the Change in Control, Executive’s employment is terminated by the Company without Cause (other than due to death or Disability) or by Executive for Good Reason, all unvested Options, RSUs and PSUs then held by Executive shall automatically vest in full upon the effective date of Executive’s termination of employment.
2.Annex A to the Agreement shall be amended so that the following definition of “Change in Control” is inserted between the definitions of “Cause” and “Control”:

“Change in Control” shall be deemed to occur upon:
(i) the acquisition, through a transaction or series of transactions (other than through a public offering of the Company’s common stock under the Securities Act of 1933 or similar law or regulation governing the offering and sale of securities in a jurisdiction other than the United States), by any Person of beneficial ownership (as defined in Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “Beneficial Ownership”) of more than 50% (on a fully diluted basis) of either (A) the then-outstanding shares of common stock of the Company taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”);
(ii) the date upon which individuals who, during any consecutive 24-month period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least two thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed an Incumbent Director; provided further, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed an Incumbent Director; or
(iii) the consummation of a reorganization, recapitalization, merger, amalgamation, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (a “Business Combination”), or sale, transfer, or other disposition of all or substantially all of the business or assets of the Company to third party purchaser that is not an Affiliate of the Company (a “Sale”), that in each case requires the approval of the Company’s stockholders (whether for such Business Combination or Sale or the issuance of securities in such Business Combination or Sale), unless immediately following such Business Combination or Sale, (A) 50% or more of the total voting power of (x) the entity resulting from such Business Combination or the entity that has acquired all or substantially all of the business or assets of the Company in a Sale (in either case, the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination or Sale (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted or exchanged pursuant to such Business Combination or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination or Sale, and (B) no Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company).
3.Annex A to the Agreement shall be further amended so that the definition of “Good Reason” is deleted and replaced in its entirety with the following:

“Good Reason” means, without the Executive’s prior written consent, one or more of the following events: (a) a reduction in the Base Salary or Annual Bonus target opportunity; (b) a material diminution or adverse change in the duties, authority, responsibilities, positions or reporting lines of authority of the Executive; (c) the Company’s requiring the Executive to be based at a location in excess of 50 miles from the location of the Executive’s principal job location or office specified in Section 2(b), except for required travel on the Company’s business to an extent substantially consistent with the Executive’ s position; or (d) in the case of a Change in Control that is either a Business Combination in which the Company is not the Surviving Company or a Sale, the failure of the Surviving Company to assume this Agreement; provided, however, that prior to resigning for Good Reason, Executive shall give written notice to the Company of the facts and circumstances claimed to provide a basis for such resignation not more than thirty (30) days following his knowledge of such facts and circumstances, and the Company shall have ten (10) days after receipt of such notice to cure such facts and circumstances (and if so cured, then Executive shall not be permitted to resign for Good Reason in respect thereof). Any termination of employment by Executive for Good Reason shall be communicated to the Company by written notice, which shall include Executive’s date of termination of employment (which, except as set forth in the preceding sentence, shall be a date at least ten (10) days after delivery of such notice and the expiration of such cure period and not later than 60 days thereafter). For the avoidance of doubt, in no event shall the mere occurrence of a Change in Control, the disposition of one or more divisions or business units of the Company or the Company ceasing to be a public company, absent any further impact on the Executive, be deemed to constitute Good Reason.

4.Section 22 shall be amended so that a copy of a notice to the Company shall be delivered to the following Person (instead of the Persons who were previously set forth in the Agreement):

With a copy to:	Lawrence K. Cagney, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, NY 10022 lkcagney@debevoise.com

5.Except as amended hereby, the Agreement shall remain in full force and effect. After giving effect to this Amendment, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Agreement shall refer to the Agreement, as amended by this Amendment.

6.This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction. This Amendment may be executed in any number of counterparts (including via facsimile and electronic transmission), each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed by the parties as of the date first written above.

TRIBUNE MEDIA COMPANY

By: /s/ Melanie Hughes
Name: Melanie Hughes
Title: Executive Vice President - Human Resources

EXECUTIVE

_/s/ Lawrence Wert___________________________
Name: Lawrence Wert